Exhibit 99.1

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

November 6, 2008

Mr. Matthew Marcus, CEO
Tech Power, Inc.
18031 Irvine Blvd., Suite 101
Tustin, CA 92780-3323

Sent via email

Dear Mr. Marcus:

Effective immediately, the CPA firm of Maddox Ungar Silberstein, PLLC is resigning as independent auditor for Tech Power, Inc. We suggest that you promptly begin looking for a new independent auditor.

We have had no disagreements with Company management over accounting issues or accounting policies.

We wish you the best of luck in the future.

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC